Exhibit 99.1

Coherus Oncology Reports Second Quarter 2026 Financial Results and Provides Business Update

– LOQTORZI® net revenue of $13.6 million in Q2 2026, up 15% over Q1 –

– Clinical data continue to mature across programs with emerging evidence of activity with tagmokitug in head and neck cancer –

– Projected October public disclosure of data sets with sufficient maturity –

– Conference call today at 5:00 p.m. Eastern Daylight Time –

REDWOOD CITY, Calif., August 5, 2026 -- Coherus Oncology, Inc. (Nasdaq: CHRS), today reported financial results for the second quarter 2026, and provided an overview of recent business highlights.

“During the second quarter we continued to pursue our science-driven clinical development strategy, creating multiple avenues for long-term value creation, and look forward to further maturation of data with both tagmokitug and casdozokitug," said Denny Lanfear, Chairman and Chief Executive Officer.

“We continue to advance our pipeline studies, including completion of enrollment with casdozokitug in HCC, as well as with tagmokitug in HNSCC and CRC, with emerging evidence of clinical activity in combination with toripalimab in HNSCC. While preliminary, the activity observed to date reinforces our confidence in the Treg depletion mechanism,” said Rosh Dias, MD, Chief Medical Officer.

RECENT BUSINESS HIGHLIGHTS

LOQTORZI® (toripalimab-tpzi) Commercial Updates

●	LOQTORZI revenue for Q2 2026 was $13.6 million, a 37% increase over $10.0 million in Q2 2025, and a 15% increase versus the $11.8 million in Q1 2026 which was impacted by severe weather events as well as normal seasonality.
●	Demand trends remained strong in the second quarter, with the highest number of new patient starts since launch, normalized patient discontinuation rates following seasonal Q1 trends, and continued improvement in therapy duration, supporting further growth opportunities.
●	LOQTORZI remains the only FDA-approved and available treatment in the U.S. for recurrent, locally advanced or metastatic nasopharyngeal carcinoma (NPC.) It is the only preferred Category 1 first-line treatment option recommended in combination with cisplatin and gemcitabine; and the only preferred subsequent-line treatment recommended by the National Comprehensive Cancer Network® (NCCN).

We will continue to appropriately communicate the six-year overall survival (OS) follow-up results from the Phase 3 JUPITER-02 trial evaluating LOQTORZI plus chemotherapy versus chemotherapy alone.

ADVANCEMENT OF INNOVATIVE, NEXT-GENERATION ONCOLOGY PIPELINE

Tagmokitug is a highly selective cytolytic CCR8 antibody that specifically binds and preferentially depletes CCR8+ tumor regulatory T cells (Tregs) with no off-target binding.

●	The Phase 1b dose-optimization studies evaluating tagmokitug in combination with toripalimab in second-line head and neck squamous cell carcinoma (HNSCC) and upper gastrointestinal adenocarcinomas remain ongoing, with initial data readouts expected in 2H 2026.
●	The Phase 1b study evaluating tagmokitug in combination with toripalimab, with and without chemotherapy, in first- and second-line esophageal squamous cell carcinoma (ESCC), continues to enroll patients, with initial data expected in 2H 2026.
●	The Phase 1b/2a study evaluating the tagmokitug and toripalimab combination in fourth-line and beyond colorectal cancer with no liver metastasis, is fully enrolled, with initial data expected in 2H 2026.
●	A Phase 1b clinical study evaluating tagmokitug in combination with pasritamig, a T-cell engaging bispecific antibody, in patients with metastatic castration-resistant prostate cancer (mCRPC) is expected to initiate in the fall of 2026.

Casdozokitug is a first-in-class IL-27 antagonistic antibody currently being evaluated in a Phase 2 study in patients with first-line unresectable hepatocellular carcinoma (uHCC) to assess treatment benefit, safety and response biomarkers.

●	Enrollment is complete in the randomized Phase 2 trial of casdozokitug/toripalimab/bevacizumab in 1L uHCC and the first data readout is expected 2H 2026.

SECOND QUARTER 2026 FINANCIAL RESULTS

Net revenue from continuing operations was $14.3 million and $10.3 million during the three months ended June 30, 2026 and 2025, respectively, and $26.6 million and $17.9 million during the six months ended June 30, 2026 and 2025, respectively.  The increases were driven primarily by volume growth of LOQTORZI.

Cost of goods sold (COGS) from continuing operations was $4.2 million and $3.4 million during the three months ended June 30, 2026 and 2025, respectively, and $8.1 million and $6.0 million during the six months ended June 30, 2026 and 2025, respectively. The increases were primarily due to volume growth of LOQTORZI.

Research and development (R&D) expenses from continuing operations were $21.4 million and $26.3 million for the three months ended June 30, 2026 and 2025, respectively, and $43.0 million and $50.7 million during the six months ended June 30, 2026 and 2025, respectively. The decreases were  primarily due to savings from reduced headcount, lower infrastructure costs, and lower clinical trial and R&D manufacturing costs.

Selling, general and administrative (SG&A) expenses from continuing operations were $21.0 million and $26.0 million during the three months ended June 30, 2026 and 2025, respectively, and $44.1 million and $52.1 million during the six months ended June 30, 2026 and 2025, respectively. The decreases were driven primarily by lower headcount and decreased operating costs resulting from Coherus completing the exit from the biosimilar business in 2025.

Net (loss) from continuing operations for the second quarter of 2026 was $33.3 million, or $(0.22) per share on a diluted basis, compared to a net loss of $44.9 million, or $(0.39) per share on a diluted basis, for the same period in 2025. Net loss for the first half of 2026 was $70.3 million, or $(0.48) per share on a diluted basis, compared to a net loss of $92.3 million, or $(0.80) per share on a diluted basis for the first half of 2025.

Non-GAAP net loss from continuing operations for the second quarter of 2026 was $30.1 million, or $(0.19) per share on a diluted basis, compared to $39.0 million, or $(0.34) per share for the same period in 2025. Non-GAAP net loss for the first half of 2026 was $64.1 million, or $(0.44) per share on a diluted basis, compared to $79.9 million, or $(0.69) per share for the first half of 2025. See “Non-GAAP Financial Measures” below for a discussion on how Coherus calculates non-GAAP net loss from continuing operations and a reconciliation to the most directly comparable GAAP measures.

Cash, cash equivalents and marketable securities totaled $105.3 million as of June 30, 2026, compared to $172.1 million as of December 31, 2025. These balances were inclusive of Transition Service Agreement (TSA)-related collections that will be applied to associated TSA payables and accrued liabilities which totaled $22.7 million and $65.1 million as of June 30, 2026 and December 31, 2025, respectively.

Conference Call Information

When: Wednesday, August 5, 2026, starting at 5:00 p.m. Eastern Standard Time

To access the conference call, please pre-register through the following link to receive dial-in information and a personal PIN to access the live call: https://register-conf.media-server.com/register/BId137c93eda7d4cf0b60be1df98d9b99f

Webcast: https://edge.media-server.com/mmc/p/vhd7ef6h

A live and archived webcast will be available on the “Investors” section of the Coherus website at

https://investors.coherus.com/events-presentations.

Please dial in 15 minutes early to ensure a timely connection to the call.

About Coherus Oncology

Coherus Oncology is a fully integrated commercial-stage innovative oncology company with an approved next-generation programmed death receptor-1 (“PD-1”) inhibitor, LOQTORZI® (toripalimab-tpzi), and a pipeline that includes two mid-stage clinical candidates targeting liver, prostate, head & neck, colorectal and other cancers. The Company’s strategy is to grow sales of LOQTORZI in R/M Nasopharyngeal Carcinoma while advancing the development of its two pipeline candidates in combination with LOQTORZI, and additionally through strategic partnerships. The Company has global rights to both clinical stage-candidates and plans to execute ex-U.S. licensing deals as the clinical data supports such transactions.

Coherus’ innovative oncology pipeline includes multiple antibody immunotherapy candidates focused on enhancing the innate and adaptive immune responses to enable a robust antitumor response and enhance outcomes for patients with cancer. Tagmokitug is a highly selective cytolytic anti-CCR8 antibody currently in Phase 1b/2a studies in patients with advanced solid tumors; including head and neck squamous cell carcinoma, colorectal cancer, gastric, gastro-esophageal-junction, esophageal adenocarcinoma and esophageal squamous cell carcinoma. Casdozokitug is a novel IL-27 antagonistic antibody currently being evaluated in a Phase 2 study in patients with first-line hepatocellular carcinoma.

For more information about LOQTORZI, including the U.S. Prescribing Information and important safety information, please visit www.loqtorzi.com

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements contained in this press release may be identified by the use of words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,”

“predict,” “potential” or “continue” or the negative of these terms or other similar expressions. These statements are based on the Company's current beliefs and expectations. Such forward-looking statements include, but are not limited to, the ability of Coherus’ innovative oncology pipeline to enhance outcomes for cancer patients; the timing and results of anticipated clinical data results, including the anticipated public disclosure in early October 2026 of data sets with sufficient maturity, projections for cash runway; the ability to reduce risk for Coherus’ pipeline; expectations for the timing when Coherus will be able to commence future clinical studies or receive and communicate clinical data for its product candidates; communications of long-term follow-up data such as the six-year overall survival results from the JUPITER-02 trial; Coherus’ ability to enter into additional partnerships; Coherus’ ability to maintain and grow revenues; and Coherus’ expectations about total addressable opportunity for LOQTORZI and for each of its product candidates.

Such forward-looking statements involve substantial risks and uncertainties that could cause Coherus’ actual results, performance or achievements to differ significantly from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risks and uncertainties inherent in the clinical drug development process; risks related to Coherus’ dependence on an ability to raise funds in the future, which may not be available on acceptable terms or at all; risks related to Coherus’ existing and potential collaboration partners; risks of Coherus’ competitive position with LOQTORZI and its product candidates; risks associated with Coherus’ ability to successfully commercialize and maintain and increase revenues for LOQTORZIs; the risks and uncertainties of the regulatory approval process, including the speed of regulatory review and the timing of Coherus’ regulatory filings; the risk of FDA review issues; and the risks and uncertainties of possible litigation. All forward-looking statements contained in this press release speak only as of the date of this press release. Coherus undertakes no obligation to update or revise any forward-looking statements. For a further description of the significant risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Coherus’ business in general, see Coherus’ Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026 filed with the Securities and Exchange Commission on or about the date of this press release, including the section therein captioned “Risk Factors” and in other documents Coherus files with the Securities and Exchange Commission. Coherus’ results for the fiscal quarter ended June 30, 2026 are not necessarily indicative of its operating results for any future periods.

LOQTORZI®, whether or not appearing in large print or with the trademark symbol, is a registered trademark of Coherus Oncology, Inc.

©2026 Coherus Oncology, Inc. All rights reserved.

Coherus Contact Information:
For Investors & Media:

Carrie Graham

Vice President, Investor Relations and Advocacy

IR@coherus.com

Coherus Oncology, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net revenue	$14,307	$10,254	$26,617	$17,853
Costs and expenses:
Cost of goods sold	4,242	3,395	8,056	6,048
Research and development	21,442	26,306	42,985	50,662
Selling, general and administrative	20,954	26,039	44,058	52,064
Total costs and expenses	46,638	55,740	95,099	108,774
Loss from operations	(32,331)	(45,486)	(68,482)	(90,921)
Interest expense	(2,323)	(2,277)	(4,509)	(4,427)
Other income (expense), net	1,307	2,901	2,709	3,088
Loss from continuing operations before income taxes	(33,347)	(44,862)	(70,282)	(92,260)
Income tax provision	—	—	—	—
Net loss from continuing operations	(33,347)	(44,862)	(70,282)	(92,260)
Net income from discontinued operations, net of tax	12,716	342,629	11,324	333,458
Net income (loss)	$(20,631)	$297,767	$(58,958)	$241,198

Net loss per share from continuing operations - basic and diluted	$(0.22)	$(0.39)	$(0.48)	$(0.80)
Net income per share from discontinued operations - basic and diluted	$0.08	$2.95	$0.08	$2.88
Net income (loss) per share - basic and diluted	$(0.13)	$2.57	$(0.40)	$2.08

Weighted-average number of shares used in computing net income (loss) per share:
Basic and diluted	154,816,912	116,077,710	145,658,487	115,968,352

Coherus Oncology, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	December 31,
	2026	2025
Assets
Cash and cash equivalents	$82,923	$88,879
Investments in marketable securities	22,383	83,246
Trade receivables, net	13,881	17,815
TSA receivables, net	372	603
Inventory	14,092	3,172
Intangible assets, net	44,989	46,239
Other assets	12,543	18,389
Total assets	$191,183	$258,343

Liabilities and Stockholders’ Equity
Accrued rebates, fees and reserve	$14,894	$30,397
TSA payables and accrued liabilities	22,660	65,065
Term loan	37,247	37,051
Other liabilities	55,544	64,816
Total stockholders' equity	60,838	61,014
Total liabilities and stockholders’ equity	$191,183	$258,343

Coherus Oncology, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Cash, cash equivalents and restricted cash at beginning of the period	$115,478	$82,674	$89,119	$126,250

Net cash used in operating activities	(62,090)	(46,632)	(119,976)	(72,458)

Purchases of investments in marketable securities	(13,897)	(20,726)	(20,285)	(20,726)
Proceeds from maturities of investments in marketable securities	43,536	—	81,671	—
Net cash received related to the Sale Transactions	—	483,400	—	478,681
Milestone payment to Junshi Biosciences	—	—	—	(12,500)
Other investing activities, net	(8)	(36)	(1,100)	(303)
Net cash provided by investing activities	29,631	462,638	60,286	445,152

Proceeds from issuance of common stock under Public Offering, net of issuance costs	—	—	53,650	—
Partial repayment of Revenue Purchase and Sale Agreement	—	(47,652)	—	(47,652)
Proceeds from purchases under the employee stock purchase plan	202	188	202	188
Taxes paid related to net share settlement	—	(16)	(112)	(280)
Repayment and redemption of 2026 Convertible Notes, including transaction costs	(121)	(233,185)	(121)	(233,185)
Other financing activities, net	63	(859)	115	(859)
Net cash provided by (used in) financing activities	144	(281,524)	53,734	(281,788)

Net increase (decrease) in cash, cash equivalents and restricted cash	(32,315)	134,482	(5,956)	90,906

Cash, cash equivalents and restricted cash at end of the period	$83,163	$217,156	$83,163	$217,156

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with GAAP, Coherus has also included in this press release non-GAAP net loss from continuing operations, and the related per share measures, which exclude from net loss from continuing operations and the related per share measures, stock-based compensation expense, amortization and impairments of intangible assets, loss on debt extinguishment, and change in fair value of our Royalty Fee Derivative Liability. These non-GAAP financial measures are not prepared in accordance with GAAP, do not serve as an alternative to GAAP and may be calculated differently than similar non-GAAP financial information disclosed by other companies. Coherus encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP financial information and the reconciliation between these presentations set forth below, to more fully understand Coherus’ business.

Coherus believes that the presentation of these non-GAAP financial measures provides useful supplemental information to, and facilitates additional analysis by, investors. In particular, Coherus believes that these non-GAAP financial measures, when considered together with its financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare Coherus’ results from period to period, and to identify operating trends in Coherus’ business. Coherus also regularly uses these non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions.

Coherus Oncology, Inc.

Reconciliation of GAAP Net Loss from Continuing Operations to Non-GAAP Net Loss from Continuing Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
GAAP net loss from continuing operations	$(33,347)	$(44,862)	$(70,282)	$(92,260)
Adjustments:
Stock-based compensation expense	2,583	5,166	4,968	10,212
Change in fair value of Royalty Fee Derivative Liability	—	—	—	810
Amortization of intangible assets	625	667	1,250	1,334
Non-GAAP net loss from continuing operations	$(30,139)	$(39,029)	$(64,064)	$(79,904)

GAAP
Net loss per share from continuing operations, basic and diluted	$(0.22)	$(0.39)	$(0.48)	$(0.80)
Shares used in computing basic and diluted net loss per share	154,816,912	116,077,710	145,658,487	115,968,352

Non-GAAP
Net loss per share from continuing operations, basic and diluted	$(0.19)	$(0.34)	$(0.44)	$(0.69)
Shares used in computing basic and diluted net loss per share	154,816,912	116,077,710	145,658,487	115,968,352